                                                                    Exhibit 4.2

                          FOURTH AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

     This Fourth Amended and Restated Registration Rights Agreement (the "Agreement"), which amends and restates that certain Third Amended and Restated Registration Rights Agreement, dated as of August 21, 1998 (the "Prior Agreement"), is entered into as of February 26, 1999, by and among Exelixis Pharmaceuticals, Inc., a Delaware corporation (the "Company"), the investors listed on Exhibit A hereto (the "Series A Investors"), the investors listed on Exhibit B hereto (the "Series B Investors"), the investors listed on Exhibit C hereto (the "Series C Investors") and the investors listed on Exhibit D hereto (the "Series D Investors").

     Whereas, the Company issued and sold (i) 5,328,571 shares of its Series A Convertible Preferred Stock, $.001 par value, at a purchase price of $.70 per share ("Series A Preferred Stock") on January 27, 1995 and March 31, 1995 to the Series A Investors, (ii) 12,300,000 shares of its Series B Convertible Preferred Stock, $.001 par value, at a purchase price of $1.00 per share ("Series B Preferred Stock") on March 27, 1996 to the Series B Investors and (iii) 7,875,000 shares of Series C Convertible Preferred Stock, $.001 par value, at a price of $2.00 per share (the "Series C Preferred Stock) on April 8, 1997 and is issuing up to 5,000,000 shares of Series D Convertible Preferred Stock, $.001 par value at a purchase price of $3.00 per share ("Series D Preferred Stock") to the Series D Investors, pursuant to the Series D Convertible Preferred Stock Purchase Agreement dated August 21, 1998 and February 10, 1999(the "Purchase Agreement") among the Company and the Series D Investors; and

     Whereas, one of the conditions to the consummation of the transactions contemplated by the Purchase Agreement entered into by the Series D Investors is the amendment and restatement of the Prior Agreement to provide for registration rights for the shares of Series D Preferred Stock purchased by the Series D Investors as set forth herein;

     Whereas, the Company and Pharmacia & Upjohn AB ("P&U") desire to enter into a stock purchase agreement providing for the issuance and sale by the Company to P&U of up to 2,500,000 shares of Series D Preferred Stock (the "P&U Purchase Agreement"); and

     Whereas, this Agreement supersedes and amends and restates the Prior Agreement in its entirety, and holders of at least 66-2/3 % of the shares of Restricted Stock (as defined in the Prior Agreement) and the Company hereby consent and agree to the amendment and restatement of the Prior Agreement and the Series D Investors in their capacity as purchasers of shares of the Series D Preferred Stock desire to enter into this Agreement.

     Now, Therefore, in consideration of the mutual covenants and agreements contained herein and the purchase of the Series D Preferred Stock by the Series D Investors under the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       1.

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock, $.001 par value of the Company, as constituted as of the date of this Agreement.

     "Conversion Shares" shall mean shares of Common Stock issued upon conversion of the Preferred Stock.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Investors" shall mean the Series A Investors, the Series B Investors, the Series C Investors and the Series D Investors. Notwithstanding anything to the contrary in this Agreement, any purchaser of Series D Preferred Stock under the Purchase Agreement or the P&U Purchase Agreement, may become a party to this Agreement by signing a counterpart hereto. Each such Investor shall be deemed to be a "Series D Investor" for all purposes under this Agreement.

     "Preferred Stock" shall mean the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

     "Restricted Stock" shall mean the Conversion Shares and all other shares of Common Stock now or hereafter acquired by any of the Investors or any of their affiliates, but excluding shares of Common Stock which have been (a) registered under the Securities Act pursuant to an effective registration statement fried thereunder and disposed of in accordance with the registration statement coveting them or (b) publicly sold pursuant to Rule 144 under the Securities Act; provided, however, that the term "Restricted Stock" shall be deemed to include (i) all shares of any class or series of the capital stock of the Company and (ii) all securities convertible into or exchangeable for any shares of any class or series of the capital stock of the Company, in either case held by any of the Investors or their affiliates.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean the expenses so described in Section 7 hereof.

     2. Restrictive Legend. Each certificate representing Preferred Stock or Conversion Shares shall, except as otherwise provided in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

                                       2.

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE."

     3.   Required Registration.

          (a) At any time after the earlier of December 31, 1999 or six months after the effective date of the initial public offering of securities of the Company pursuant to an effective registration statement under the Securities Act, the holders of Restricted Stock constituting at least 20% of the total shares of Restricted Stock then owned beneficially or of record by Investors and Investor Transferees (as such term is hereinafter defined) may require the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000. Notwithstanding the foregoing, the only securities that the Company shall be required to register pursuant hereto shall be shares of Common Stock; provided, however, that in any underwritten public offering contemplated by this Agreement, the holders of Preferred Stock shall be entitled to sell such Preferred Stock to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to cause a registration pursuant to this Subsection 3(a) to become effective prior to the date which is 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of securities of the Company under the Securities Act.

          (b) Following receipt of any notice under this Section 3, the Company shall immediately notify all Investors and Investor Transferees from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 3 on two occasions only; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                                       3.

          (c)  In the event that any registration statement pursuant to this
Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion (and shall provide a written opinion) that the inclusion of some of the Restricted Stock would adversely affect the marketing of the securities to be sold therein; provided, however, that (1) no shares of Restricted Stock which are not then subject to volume restrictions under Rule 144 under the Securities Act and (2) no shares of Common Stock to be sold by the Company for its own account, shall be included in such public offering unless all the shares of Restricted Stock requested to be included in such public offering which (i) are held by holders who are not affiliates of the Company and (ii) are subject to such restrictions, are included in such public offering.

          (d) Subject to Subsection 3(c), the Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the reasonable opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially adversely affect the marketing of the Restricted Stock to be sold.

Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 3 until the later of 120 days from the effective date of the registration statement or completion of the period of distribution of the shares of Restricted Stock registered thereby.

     4. Incidental Registration. If the Company at any time (other than pursuant to Section 3 or Section 5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do and of the proposed method of distribution of such securities. Upon the written request of any such holder, received by the Company within 30 clays after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions such registration is permitted under the Securities Act. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion (and shall provide a written opinion) that the inclusion of some or all of the Restricted Stock would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any

                                       4.

person other than the Company or requesting holders of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4 without thereby incurring any liability to the holders of Restricted Stock.

     5. Registration on Form S-3. If at any time (i) a holder or holders of Preferred Stock or Restricted Stock holding, in the aggregate, in excess of two percent (2%) of the then-outstanding Common Stock (including Conversion Shares) request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public (net of underwriting discounts and commissions) of which would exceed $1,000,000 and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 5 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 3 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that the requirements contained in the last sentence of Section 3(a) and in the last sentence of Section 3(b) shall not apply to any registration on Form S-3 that may be requested and obtained under this Section 5.

     6. Registration Procedures. If and whenever the Company is required by the provisions of Sections 3, 4 or 5 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) Prepare and file with the Commission, within 90 days from the Company's receipt of notice from the Investors requesting such registration, a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 6(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) Furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                                       5.

          (d) Use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) Use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange or quotation system on which the Common Stock of the Company is then listed;

          (f) Immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Sellers of Restricted Stock agree upon receipt of such notice forthwith to cease making offers and sales of Restricted Stock pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) If the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by Company counsel to the underwriters in an underwritten public offering, addressed to the underwriters and to such seller, stating, among other things, that such registration statement has become effective under the Securities Act and that (A) no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements and the notes thereto and the schedules and other financial and statistical data contained therein) and including a statement that nothing has come to the attention of such counsel which has caused it to believe that, at the time the registration statement became effective, the registration statement (other than the financial statements and the notes thereto and the schedules and other financial and statistical data contained therein) contained any untrue statement of a

                                       6.

material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the prospectus (other than the financial statements and the notes thereto and the schedules and other financial and statistical data contained therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

          (h) Make available for inspection upon reasonable notice during the Company's regular business hours by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     For purposes of Section 6(a) and 6(b) and of Section 3(d), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and a period of 120 days has elapsed while such distribution is ongoing after the effective date thereof.

     In connection with each registration hereunder, the sellers of Restricted Stock shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration, (b) agree to sell Restricted Stock on the basis provided in any underwriting arrangements and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

     In connection with each registration pursuant to Sections 3, 4, or 5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     7. Expenses. All expenses incurred by the Company in complying with Sections 3, 4, and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees

                                       7.

of transfer agents and registrars, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses."

     The Company will pay all Registration Expenses in connection with each registration statement under Sections 3, 4, or 5. All Selling Expenses in connection with each registration statement under Sections 3, 4 or 5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     8.   Indemnification and Contribution.

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 3, 4, or 5, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections, 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of each such seller, each such underwriter and each such controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus and provided, further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus if (1) such holder failed to send or deliver a copy of the final prospectus or prospectus supplement provided by the Company with or prior to the delivery of written confirmation of the sale of the Restricted Stock, and (2) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 3, 4 or 5, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against

                                       8.

all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of the Company and each such officer, director, underwriter and controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expenses that is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement,

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability that it may have to such indemnified party under this
Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more

                                       9.

than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 8 but it is judicially determined Coy the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion: provided, however,, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     9. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

     10. Rule 144 Reporting and Rule 144A Information. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Restricted Stock without registration, the Company will:

          (a) At all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective:

               (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                                      10.

               (ii) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) Furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any role or regulation of the Commission allowing such holder to sell any Restricted Stock without registration: and

          (b) At any time, at the request of any holder of Preferred Stock or shares of Restricted Stock, make available to such holder and to any prospective transferee of such Preferred Stock or shares of Restricted Stock the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

     11. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not cause a material violation of any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company; and

          (b) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

     12.  Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Stock or Restricted Stock), whether so expressed or not; provided, however, that registration rights conferred herein on the holders of Restricted Stock may not be transferred and registration rights conferred herein on the Investors shall only inure to the benefit of a transferee of Preferred Stock or Restricted Stock if (i) there is transferred to such transferee at least 250,000 shares of Restricted Stock or (ii) such transferee is a partner or shareholder of an Investor (the transferee in either such case being referred to as an "Investor Transferee").

                                      11.

          (b) All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

               If to the Company, to it at its principal place of business;

               If to any other party hereto, to such party at the address of such party as shown on the books of the Company; and

               If to any Investor Transferee, to it at such address as may have been furnished to the Company in writing by such Investor Transferee;

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

          (c) This Agreement shall be governed by and construed in accordance with the internal law of the state of Delaware without giving effect to the conflict of law principles thereof.

          (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66-2/3%) of all of the outstanding shares of Restricted Stock; provided, however, that any amendment which affects any Series of the Preferred Stock differently from any other Series of the Preferred Stock must also be approved by holders of at least sixty-six and two-thirds percent (66-2/3 %) of all of the outstanding shares of such Series of Preferred Stock. Notwithstanding the foregoing, the Company may, without any such written consent, amend or modify the Schedule of Investors attached hereto as Exhibit D to include new Series D Investors.

          (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) If requested in writing by the underwriters for an underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period not to exceed 180 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company shall

                                      12.

also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 12(f) and provided, further, that the Company shall use reasonable efforts to exclude short selling or other forms of hedging from the restrictions imposed during such 180 day period.

          (g) The Company shall not grant to any third party any registration rights more favorable than, or inconsistent with, any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

          (h) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement and this Agreement shall be carded out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (i) This Agreement and the rights granted herein shall terminate on the tenth anniversary of the effective date of the initial public offering of securities of the Company pursuant to an effective registration statement under the Securities Act.

          (j) By execution hereof, the undersigned who were parties to the Prior Agreement, as the holder of at least 66-2/3 % of all of the outstanding shares of Restricted Stock (as defined in the Prior Agreement), hereby consent to and approve of the amendment and restatement of the Prior Agreement as set forth herein.

          (k) Limitation of Investors' Liability. The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Healthcare Investors. The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claim against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Life Sciences Investors.

                                      13.

     In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

                                    Exelixis Pharmaceuticals, Inc.

                                    By:________________________________

                                    Title:_____________________________

Series A Investor

Name:__________________________

By:____________________________

Title:_________________________

Series B Investor

Name:__________________________

By:____________________________

Title:_________________________

Series C Investor

Name:__________________________

By:____________________________

Title:_________________________

Series D Investor

Name:__________________________

By:____________________________

Title:_________________________

                                      14.

                                   Exhibit A

                              SERIES A INVESTORS

OXFORD BIOSCIENCE PARTNERS, L.P.

OXFORD BIOSCIENCE PARTNERS (ADJUNCT), L.P.

OXFORD BIOSCIENCE PARTNERS (BERMUDA) LIMITED PARTNERSHIP

ATLAS VENTURE FUND II, L.P.

ATLAS VENTURE EUROPE FUND B.V.

Stelios Papadopoulos

CREATIVE BIOMOLECULES, INC.

EVOLUTION PARTNERS

PW PARTNERS 1993 L.P.

PAINEWEBBER CAPITAL, INC.

PAINEWEBBER CAPITAL INCORPORATED

                                      i.

                                   Exhibit B

                              SERIES B INVESTORS

ADWEST LIMITED PARTNERSHIP

ADVENT PARTNERS LIMITED PARTNERSHIP

ADVENT PERFORMANCE MATERIALS LIMITED PARTNERSHIP

ADVENT INTERNATIONAL INVESTORS II LIMITED PARTNERSHIP

ROVENT II LIMITED PARTNERSHIP

OXFORD BIOSCIENCE PARTNERS L.P.

OXFORD BIOSCIENCE PARTNERS (ADJUNCT) L.P.

OXFORD BIOSCIENCE PARTNERS (BERMUDA) LIMITED PARTNERSHIP

ATLAS VENTURE FUND II, L.P.

ATLAS VENTURE EUROPE FUND B.V.

Stelios Papadopoulos

PAINEWEBBER CAPITAL, INC.

AXIOM VENTURE PARTNERS, L.P.

GIMV INVESTMENT COMPANY

HAMBRECHT & QUIST HEALTH CARE INVESTORS

HAMBRECHT & QUIST LIFE SCIENCES INVESTORS

NEW YORK LIFE INSURANCE COMPANY

Remi Barbier

Jeffrey M. Wiesen

Larry Abrams

Spyridon Artavanis-Tsakonas

Louis A. Mascelli

                                      ii.

                                   Exhibit C

                              SERIES C INVESTORS

Bowman Capital Management
Pirate Ship & Co.
The Retirement Program of Farley Inc.
Biotechvest, L.P.
Fruit Of The Loom, Inc., Senior Executive Officer Deferred Compensation Plan Maverick Fund USA, LTD.
Maverick Fund, LTD.
GLS L.P. Investment 1 Limited
Atlas Venture Fund II, L.P.
Atlas Venture Europe Fund B.V.
Oxford Bioscience Partners, L.P.
Oxford Bioscience Partners (Bermuda) Limited Partnership
H&Q Healthcare Investors
H&Q Life Science Investors
Prince Capital Master Fund, L.P.
Rovent H Limited Partnership
Advent Performance Materials Limited Partnership
Adwest Limited Partnership
Advent Partners Limited Partnership
PaineWebber Capital, Inc.
Moss Forest Venture
Armen Partners, L.P.
Armen Offshore
Axiom Venture Partners, L.P.
New York Life Insurance Company
Art Cohen
Steven Shapiro
Lance Willsey, MD
GIMV n.v.
Bayview Investors, LTD.
Stelios Papadopoulos
Eric Sichel, MD
David Williams
Joe Healy
Stuart Weisbrod
David Musket
Spyridon Artavanis-Tsakonas
Jim Dougherty, MD
Tom McAuley
R. Randolph Scott
Michael Gottlieb

                                     iii.

                                   Exhibit D

                              SERIES D INVESTORS

Pharmacia & Upjohn AB
FEI Biomedicine Private Equity Holding Inc.
Advent Partners Limited Partnership
Advent International Investors II Limited Partnership
Advent Performance Materials Limited Partnership
Rovent II Limited Partnership
Atlas Venture Fund II, L.P.
Atlas Venture Europe Fund B.V.
Oxford Bioscience Partners, L.P.
Oxford Bioscience Partners (Bermuda) Limited Partnership
GIMV n.v.
Lynwood Corporation
Pharmacia & Upjohn AB
PainWebber Capital, Inc.

                                      iv.